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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Commission File Number 0-19558

         Date of Report (Date of Earliest Event Reported) June 29, 2000




                      CENTIGRAM COMMUNICATIONS CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


                     DELAWARE                                94-2418021
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           (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
           INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)


                 91 EAST TASMAN DR., SAN JOSE, CALIFORNIA, 95134
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                    (Address of Principal Executive Offices)

       (Registrant's Telephone Number, Including Area Code) (408) 944-0250



                                 NOT APPLICABLE
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              (Former Name, Former Address and Formal Fiscal Year,
                          If Changed Since Last Report)




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ITEM 5.  OTHER EVENTS.

         AMENDMENT TO MERGER AGREEMENT. On June 9, 2000, Centigram Communications Corporation ("Centigram") and ADC Telecommunications, Inc. ("ADC") entered into an Agreement and Plan of Merger (the "Agreement"), setting forth the terms and conditions of the proposed merger of a wholly-owned subsidiary of ADC with and into Centigram (the "Merger"). Upon consummation of the proposed Merger, Centigram will become a wholly-owned subsidiary of ADC.

         ADC will pay cash for all Centigram shares outstanding as of the closing, and will assume Centigram stock options that are outstanding as of the closing for a total purchase price of approximately $200,000,000. The per share price consideration to be received by the Centigram stockholders will be determined as of the closing based on the number of outstanding Centigram shares and options on that date. A portion of the cash consideration will be placed in escrow if at the closing Centigram has not recovered certain of its treasury shares from the receiver for Credit Bancorp, Ltd. or if the court's order approving Centigram's agreement with the receiver for the return of its treasury shares has been appealed or the period in which an appeal of such order may be taken has not expired.

         On June 29, 2000, Centigram and ADC amended the Agreement (the "Amendment"). The Amendment confirms the parties' intent that only the amount in excess of $10 million paid to settle the Credit Bancorp treasury share matter, plus related pre-closing out-of-pocket expenses in excess of $500,000 incurred by Centigram and all related post-closing out-of-pocket expenses, would reduce the merger purchase price, even if the Credit Bancorp treasury share matter is not fully resolved as of the closing, so long as the recovery is made under the terms of Centigram's agreement with the Credit Bancorp receiver.


         DATE OF SPECIAL MEETING OF STOCKHOLDERS. On June 30, 2000 Centigram filed with the Securities and Exchange Commission a definitive proxy statement relating to the special meeting of Centigram stockholders to consider and approve the acquisition of Centigram by ADC pursuant to the Agreement, as amended by the Amendment. The special meeting will be held on July 26, 2000 at Centigram's principal office located at 91 East Tasman Drive, San Jose, California 95134 at 9:00 a.m., local time.



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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) and (b) not applicable.

         (c)      Exhibits.

                  2.1 First Amendment to Agreement and Plan of Merger, dated June 29, 2000, by and among Centigram Communications Corporation, ADC Telecommunications, Inc. and Poundstone Acquisition Corp.

                  99.1 Press Release issued by Centigram Communications Corporation dated June 30, 2000.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        CENTIGRAM COMMUNICATIONS CORPORATION


Date: June 30, 2000                      By: /s/ Thomas E. Brunton
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                                             Thomas E. Brunton
                                             Senior Vice President and
                                             Chief Financial Officer





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